SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 10, 2004

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of	Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 11, 2004, Security Capital Corporation (“Security Capital”) announced that, at the request of the holder of its convertible redeemable preferred stock (the “Preferred Stock”), on November 10, 2004, Security Capital redeemed all 500,000 outstanding shares of the Preferred Stock in accordance with its terms at a redemption price of $10.00 per share.  In connection with such redemption, Security Capital will reflect in the third quarter the accretion of $1,023,000 to reflect the difference between the $3,977,000 carrying value of the Preferred Stock at June 30, 2004 and the $5,000,000 aggregate redemption value of the Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Security Capital Corporation, dated November 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 11, 2004

SECURITY CAPITAL CORPORATION

By:	/s/ Brian D. Fitzgerald
	Name:	Brian D. Fitzgerald
	Title:	Chairman of the Board,
President and Chief
Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated November 11, 2004.